FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

    JAN 29 1996

DEAN HELLER SECRETARY OF STATE
No. 1900-96

                            ARTICLES OF INCORPORATION

                                       of

                             CYBER INFORMATION, INC.

The undersigned incorporator, desiring to form a corporation under the laws and constitution of the State of Nevada, does hereby sign and deliver, in duplicate, to the Office of the Secretary of State of the State of Nevada. the Articles of Incorporation for CYBER INFORMATION, INC.

                                   ARTICLE ONE
                                      NAME

The name of the Corporation is CYBER INFORMATION, INC.

                                   ARTICLE TWO
                                     PURPOSE

The purpose for which this corporation is to transact any lawful business, or to promote or conduct any legitimate object or purpose, under and subject to the laws of the State of Nevada.

                                  ARTICLE THREE
                               BOARD OF DIRECTORS

The affairs of the Corporation shall be governed by a Board of Directors. The Board of Directors shall consist of no fewer that one member and no more than seven members. The initial Board of Directors will consist of David Todd Zussman, and his address is:

            David Todd Zussman
            21550 Oxnard Street
            Suite 300
            Woodland Hills, CA 93167


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                                  ARTICLE FOUR
                                AUTHORIZED SHARES

The stock of the corporation is divided into two classes: (1) common stock in the amount of twenty million (20,000,000) shares having par value of $0.00 1 each ("common stock"), and (2) preferred stock in the amount of five million (5,000,000) shares having par value of $0.001 each ("preferred stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The Corporation's board of directors is hereby expressly granted authority, without the necessity of shareholder action, and within the limits set forth in Chapter 78 of the Nevada Revised Statutes, to:

          (a) designate in whole or in part, the preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class;

          (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

          (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; and

          (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided, or to the contrary, herein or in the Corporation's

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bylaws or in any amendment hereto or thereto shall be vested in the Common
Stock. Accordingly, unless and until otherwise designed by the Corporation's board of directors and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be subject to pay debts, obligations, or liabilities of the Corporation, and no paid up stock, and no stock issued as fully paid up shall ever be assessable or assessed.

The holders of shares of capital stock of the Corporation shall not be entitled to preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

The Corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the board of directors.

The shareholders shall not possess cumulative voting rights.

The Corporation shall not issue any non-voting equity securities.

The Company, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of Nevada Revised Statutes. Such purchases may be made either in the open market or at public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the Company, and at such prices as the directors shall from time to time determine.

No holder of shares of the Company of any class, as such, shall have any preemptive right, unless otherwise determined by the Board of Directors, to purchase or subscribe for shares of the Company, of any class, whether now or hereafter authorized.

                                  ARTICLE FIVE
                                 CONTROL SHARES

No shareholder shall have the right to demand payment for his or her shares in the event of a control share acquisition as provided in section 61-6-12 of Chapter 78 of the Nevada Revised Statutes or successor statute of like tenor, which section shall not be applicable to the Corporation.

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                                   ARTICLE SIX
                               PERPETUAL EXISTENCE

The period of existence of the Corporation shall be perpetual.

                                  ARTICLE SEVEN
                                     BYLAWS

The initial bylaws of the Corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylaws, or to adopt new bylaws, shall be vested in the board of directors, except as otherwise may be specifically provided by law or in the bylaws.

                                  ARTICLE EIGHT
                             SHAREHOLDER'S MEETINGS

Meetings of shareholders shall be held at such place within or without the State of Nevada as may be provided by the Corporation's bylaws. Special meetings of the shareholders may be called by the president or any other executive officer of the Corporation, the board of directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the shareholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders having at least a majority of the voting power.

                                  ARTICLE NINE
                             LIMITATION ON LIABILITY

To the fullest extent permitted by the Nevada Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director. No officer or director shall be personally liable to the corporation or its shareholders for money damages except as provided in Section 78.07. Nevada Revised Statutes.

                                   ARTICLE TEN
                                 INDEMNIFICATION

To the fullest extent permitted by the Nevada Revised Business Corporation Act or any other applicable law as not in effect or as it may hereafter be amended, the Corporation shall indemnify directors and executive officers as defined in the bylaws. The Corporation

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may indemnify employees, fiduciaries, and agents to the extent provided for in the bylaws or authorized by the board of directors.


                                 ARTICLE ELEVEN
                                REGISTERED AGENT

The address of the Corporation's registered office is 2222 South Street Pioche Hwy., P.O. Box 150345, East Ely, Nevada 89315 and the Corporation's registered agent is Brandi Flinders.

                                 ARTICLE TWELVE
                                  INCORPORATOR

The name and address of the incorporator of the Corporation is as follows:

NAME AND TITLE                              ADDRESS
--------------                              -------
Steven A. Christensen                       268 West 400 South, Suite 305
                                            Salt Lake City, Utah 84101

         IN WITNESS WHEREOF, these Articles of Incorporation are hereby executed this 25th day of January 1996.


CYBER INFORMATION, INC.

/s/ Steven A. Christensen
-------------------------------
Steven A. Christensen,
Incorporator

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NOTARIZATION OF SIGNATURE OF Steven A. Christensen:

State of Utah            )
                         )
County of Salt Lake      )

On this 25 day of Jan. 1996, before me Matthew G. Colvin, a notary public, personally appeared Steven A. Christensen, personally known to me to be the person whose name is subscribed to this instrument, and acknowledged that he executed the same as Incorporator of CYBER INFORMATION, INC. and was fully authorized by said company to so act.

                                            /s/ Matthew G. Colvin
                                            ---------------------------------
                                            Notary Public


[Notary seal of Matthew G. Colvin]

                                            Oct 27 1998
                                            ---------------------------------
                                            My Commission Expires